Natus Medical Announces First Quarter 2019 Financial Results

•	First quarter revenue of $114.8 million

•	First quarter GAAP loss per share of $0.74; non-GAAP earnings per share of $0.09

PLEASANTON, Calif. (April 25, 2019) - Natus Medical Incorporated (NASDAQ: BABY) (the “Company” or “Natus”), a leading provider of medical devices and services, today announced financial results for the three months ended March 31, 2019.

Key Results During the Quarter

➢    Achieved high end of revenue expectations with earlier than expected completion of product registrations
➢    GAAP and Non-GAAP gross margin increased due to better product mix and lower production costs
➢    Announced our “One Natus” reorganization, streamlining our operations with expected benefits of over $4.0 million in 2019
➢     Announced the exit of $26.4 million (fiscal year 2018) of non-profitable and non-core businesses
(Neurocom, GND and Medix)
➢     Generated $16.3 million in cash flow, excluding cash used for restructuring
➢     Reduced long-term debt by $5.0 million

For the first quarter ended March 31, 2019, the Company reported revenue of $114.8 million, a decrease of 10.7% compared to $128.6 million reported for the first quarter 2018. GAAP gross profit margin was 58.1% during the first quarter of 2019 compared to 55.7% in the first quarter 2018. GAAP net loss was $24.8 million, or $0.74 per share, compared with GAAP net loss of $3.1 million, or $0.10 per share in the first quarter 2018. The GAAP net loss includes a $14.8 million non-cash charge for foreign currency cumulative translation adjustment related to the divestiture of the Medix business in Argentina.

Non-GAAP earnings per diluted share was $0.09 for the first quarter 2019, compared to $0.24 in the first quarter 2018. Non-GAAP net income was $3.1 million for the first quarter 2019 compared to the prior year's first quarter non-GAAP net income of $8.0 million. Non-GAAP gross profit margin was 59.7% in the first quarter 2019 compared to 59.0% reported for the first quarter of 2018.

“Our first quarter results reflect performance at the high end of our expectations. Within our Neuro end market, EEG grew 12.5% year-over-year. Otoscan continued to ramp up in Audiology and our phototherapy products within Newborn care grew significantly with the relaunch of our neoBlue line of products,” said Jonathan Kennedy, President and Chief Executive Officer of Natus. “We have made progress on many fronts with our “One Natus” initiative since its announcement in January. The new organization structure is in place and we have begun to realize financial benefits as well as improved operational efficiency of “One Natus” during the quarter.”

“Our previously announced divestiture of Medix marks another step toward making Natus more streamlined and profitable. This divestiture, along with those announced in January will reduce revenue, but increase our ongoing margins and earnings and allow us to focus on our best opportunities,” Kennedy continued. “Year-over-year revenue growth in the first quarter was 2.7% after adjusting for the exited businesses and discontinued products.”

Financial Guidance

For the second quarter of 2019, the Company's revenue guidance is expected to be between $121.0 million and $125.0 million and non-GAAP earnings per share guidance is expected to be between $0.25 and $0.32.

For the full year 2019, the Company's revenue expected guidance was updated to be between $489.0 million and $505.0 million from $490.0 million and $510.0 million and non-GAAP earnings expected per share guidance was updated to be between $1.17 and $1.44 from $1.12 and $1.49.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, certain other expenses, and related tax effects, which the Company expects to be approximately $5.2 million and $37.7 million for the second quarter 2019 and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.15 and $1.12 for the respective periods.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, April 25, 2019. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 8493239. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 8493239. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of neurology, newborn care, and hearing and balance assessment healthcare products and services used for the screening, treatment and monitoring of common medical conditions in newborn care, hearing, balance impairment, neurological dysfunction, and sleep disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, statements regarding creating a more efficient operating model, creating a stronger and more profitable company, enhancing focus on operational excellence, positioning the company for growth and driving long-term value for stakeholders. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
Revenue	$114,757	$128,609
Cost of revenue	46,370	55,369
Intangibles amortization	1,756	1,587
Gross profit	66,631	71,653
Gross profit margin	58.1%	55.7%
Operating expenses:
Marketing and selling	33,729	35,872
Research and development	13,058	15,443
General and administrative	16,306	17,448
Intangibles amortization	3,786	4,806
Restructuring	23,939	812
Total operating expenses	90,818	74,381
Income (loss) from operations	(24,187)	(2,728)
Interest expense	(1,506)	(1,949)
Other income (expense)	(605)	128
Income (loss) before tax	(26,298)	(4,549)
Provision for income tax expense (benefit)	(1,524)	(1,401)
Net loss	$(24,774)	$(3,148)
Loss per share:
Basic	$(0.74)	$(0.10)
Diluted	$(0.74)	$(0.10)
Weighted-average shares:
Basic	33,590	32,760
Diluted	33,590	32,760

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2019	2018
ASSETS

Current assets:
Cash and investments	$54,035	$56,373
Accounts receivable	111,956	127,041
Inventories	84,927	79,736
Other current assets	24,006	22,625
Total current assets	274,924	285,775

Property and equipment	26,280	22,913
Operating lease right-of-use assets	18,982	—
Goodwill and intangible assets	279,595	287,097
Deferred income tax	22,522	22,639
Other assets	21,331	19,716
Total assets	$643,634	$638,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,925	$28,805
Short-term debt	35,000	35,000
Accrued liabilities	72,800	52,568
Deferred revenue	19,173	17,073
Total current liabilities	152,898	133,446

Long-term liabilities:
Long-term debt	64,522	69,474
Deferred income tax	16,699	16,931
Operating lease liabilities	15,234	—
Other long-term liabilities	21,351	19,845
Total liabilities	270,704	239,696
Total stockholders’ equity	372,930	398,444
Total liabilities and stockholders’ equity	$643,634	$638,140

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	March 31, 2019	March 31, 2018
Operating activities:
Net loss	$(24,775)	$(3,148)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for losses on accounts receivable	600	918
Depreciation and amortization	7,711	7,915
(Gain) loss on disposal of property and equipment	179	52
Warranty reserve	354	(1,125)
Share-based compensation	2,554	2,362
Impairment of intangible assets held for sale	354	—
Reclassification of currency translation adjustment for held for sale entities	14,785	—
Changes in operating assets and liabilities:
Accounts receivable	14,499	(2,242)
Inventories	(7,421)	2,885
Prepaid expenses and other assets	(677)	(5,390)
Accounts payable	(2,613)	(622)
Accrued liabilities	(685)	3,319
Deferred revenue	2,137	1,314
Deferred income tax	103	87
Net cash provided by (used in) operating activities	7,105	6,325
Investing activities:
Purchases of property and equipment	(2,461)	(2,473)
Net cash used in investing activities	(2,461)	(2,473)
Financing activities:
Proceeds from stock option exercises and ESPP	268	577
Repurchase of common stock	—	(4,736)
Taxes paid related to settlement of equity awards	(1,567)	(19)
Principal payments of financing lease liability	(165)	—
Contingent consideration earn-out	—	(147)
Payments on borrowings	(5,000)	(25,000)
Net cash used in financing activities	(6,464)	(29,325)
Exchange rate changes effect on cash and cash equivalents	(518)	994
Net decrease in cash and cash equivalents	(2,338)	(24,479)
Cash and cash equivalents, beginning of period	56,373	88,950
Cash and cash equivalents, end of period	$54,035	$64,471

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
GAAP based results:
Loss before provision for income tax	$(26,298)	$(4,549)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,756	1,587
Recall accrual and remediation efforts (COGS)	(255)	268
Restructuring and other non-recurring costs (COGS)	251	—
Direct costs of acquisitions (COGS)	83	2,408
Intangibles amortization (OPEX)	3,786	4,806
Direct costs of acquisitions (M&S)	17	22
Recall accrual and remediation efforts (R&D)	—	1,846
Direct costs of acquisitions (R&D)	46	46
Restructuring and other non-recurring costs (OPEX)	24,231	967
Direct costs of acquisitions (G&A)	45	2,391
Restructuring and other non-recurring costs (OI&E)	—	368
Litigation (OPEX)	687	242
Non-GAAP income before provision for income tax	4,349	10,402

Income tax expense, as adjusted	$1,241	$2,375

Non-GAAP net income	$3,108	$8,027
Non-GAAP earnings per share:
Basic	$0.09	$0.25
Diluted	$0.09	$0.24

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,590	32,760
Diluted non-GAAP earnings per share	33,709	33,149

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2019	March 31, 2018
GAAP Gross Profit	$66,631	$71,653
Amortization of intangibles	1,756	1,587
Direct cost of acquisitions	83	2,408
Recall accrual and remediation efforts	(255)	268
Restructuring and other non-recurring costs	251	—
Non-GAAP Gross Profit	$68,466	$75,916
Non-GAAP Gross Margin	59.7%	59.0%

GAAP Operating Loss	$(24,187)	$(2,728)
Amortization of intangibles	5,542	6,393
Recall accrual and remediation efforts	(255)	2,114
Litigation	687	242
Restructuring and other non-recurring costs	24,482	967
Direct cost of acquisitions	191	4,867
Non-GAAP Operating Profit	$6,460	$11,855
Non-GAAP Operating Margin	5.6%	9.2%

GAAP Income tax benefit	$(1,524)	$(1,401)
Effect of accumulated change of pretax income	3,044	3,721
Effect of change in annual expected tax rate	(102)	(53)
Repatriation tax adjustment	(177)	188
Stock-based compensation adjustment	—	(80)
Non-GAAP Income tax expense	$1,241	$2,375

	Quarter Ended	Year Ended
	June 30, 2019	December 31, 2019
GAAP EPS Guidance	$0.10 -$0.17	$0.05 - $0.32
Amortization of Intangibles	0.18	0.68
Restructuring and other non-recurring costs	0.01	0.77
Direct cost of acquisitions	0.01	0.01
Tax effect	(0.05)	(0.35)
Non-GAAP EPS Guidance	$0.25 - $0.32	$1.17 - $1.44

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Year Ended
	March 31, 2019	March 31, 2018
Neuro:
Revenue	$62,390	$65,947
Cost of revenue	23,089	27,894
Intangibles amortization	942	650
Gross profit	$38,359	$37,403
Gross profit margin	61.5%	56.7%

Newborn care:
Revenue	$26,879	$30,891
Cost of revenue	11,038	11,708
Intangibles amortization	66	120
Gross profit	$15,775	$19,063
Gross profit margin	58.7%	61.7%

Audiology:
Revenue	$25,488	$31,771
Cost of revenue	12,243	15,767
Intangibles amortization	748	817
Gross profit	$12,497	$15,187
Gross profit margin	49.0%	47.8%

Consolidated:
Revenue	$114,757	$128,609
Cost of revenue	46,370	55,369
Intangibles amortization	1,756	1,587
Gross profit	$66,631	$71,653
Gross profit margin	58.1%	55.7%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Year Ended
	March 31, 2019	March 31, 2018
Neuro:
GAAP Gross Profit	$38,359	$37,403
Amortization of intangibles	942	650
Acquisition charges	83	2,408
Non-GAAP Gross Profit	$39,384	$40,461
Non-GAAP Gross Margin	63.1%	61.4%

Newborn care:
GAAP Gross Profit	$15,775	$19,063
Amortization of intangibles	66	120
Recall accrual and remediation efforts	(255)	268
Restructuring and other non-recurring costs	76	—
Non-GAAP Gross Profit	$15,662	$19,451
Non-GAAP Gross Margin	58.3%	63.0%

Audiology:
GAAP Gross Profit	$12,497	$15,187
Amortization of intangibles	748	817
Restructuring and other non-recurring costs	175	—
Non-GAAP Gross Profit	$13,420	$16,004
Non-GAAP Gross Margin	52.7%	50.4%

Consolidated:
GAAP Gross Profit	$66,631	$71,653
Amortization of intangibles	1,756	1,587
Acquisition charges	83	2,408
Recall accrual and remediation efforts	(255)	268
Restructuring and other non-recurring costs	251	—
Non-GAAP Gross Profit	$68,466	$75,916
Non-GAAP Gross Margin	59.7%	59.0%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Quarter Ended
	March 31, 2019	March 31, 2018
Consolidated Revenue:
United States	$66,067	$68,688
International	48,690	59,921
Totals	$114,757	$128,609

United States	58%	53%
International	42%	47%
Totals	100%	100%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
REVENUE AFTER EXITED PRODUCTS (unaudited)
(in thousands)

	Quarter Ended		Year Ended
	March 31, 2019	March 31, 2018	December 31, 2018	December 31, 2017
Revenue	$114.8	$128.6	$530.9	$501.0
Newborn care	(2.3)	(6.1)	(20.6)	(35.0)
Neuro	(0.9)	(3.3)	(14.3)	(14.6)
Audiology	—	(6.5)	(7.9)	(6.9)
Impact of ship holds	3.8	—	—	—
Revenue after exited products/ship holds	$115.5	$112.6	$488.1	$444.5

Note: Newborn care, Neuro, and Audiology include exited businesses (GND, Neurocom, Medix) and other end of sales products.